UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

MLM INDEXTM FUND
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series: 22-2897229
Leveraged Series: 22-3722683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street
Suite 510
Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 924-8868

Item8.01	Other Events

Management is unable to timely file the Registrant’s 2007 Form 10-K due to their continuing efforts to document controls as required by Section 404A of the Sarbanes Oxley Act.  Management has retained the services of an independent consulting firm to assist it with documenting the controls and procedures which it currently utilizes so as to appropriately evidence compliance with Section 404A.  Management expects to complete this process in time to be able to file the 2007 Form 10-K by April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008

MLM INDEX FUND
(Registrant)

By:	/s/ James A. Mehling
James A. Mehling
Vice President and Chief Operating Officer